Filed Pursuant to Rule 424(b)(3)
Registration No. 333-135015

PROSPECTUS

32,866,663 Shares

SEQUENOM, INC.

Common Stock

This prospectus relates to the offer and sale, from time to time, of up to 32,866,663 shares of our common stock, $0.001 par value per share, which includes 19,999,998 shares of our common stock held by the selling stockholders listed on pages 5-6 of this prospectus and 12,866,665 shares of our common stock issuable to the selling stockholders upon the exercise of warrants. The selling stockholders acquired the common stock and warrants to purchase common stock from us in a private placement that closed on June 6, 2006 and is more fully described on pages 5-6 of this prospectus under the heading “Selling Stockholders.” We will not receive any proceeds from the sale of the shares by the selling stockholders.

For a description of the plan of distribution of the shares, see page 8 of this prospectus.

Our common stock is listed on The Nasdaq Global Market under the symbol “SQNM.” On July 5, 2006, the last reported sale price for our common stock was $1.79 per share.

Our business and an investment in our common stock involve significant risks. These risks are described under the caption “ Risk Factors” in our most recent annual report on Form 10-K and in other documents we subsequently file with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is July 6, 2006.

You should rely only on the information contained or incorporated by reference in this prospectus and any applicable prospectus supplement. We have not, and the selling stockholders have not, authorized anyone to provide you with additional information or information different from that contained or incorporated by reference in this prospectus and any applicable prospectus supplement. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted.

The information contained in this prospectus is accurate only as of the date of this prospectus and information appearing in any applicable prospectus supplement is accurate only as of the date of the applicable prospectus supplement. Additionally, information from other documents incorporated by reference in this prospectus or any applicable prospectus supplement is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of the prospectus or prospectus supplement or any sale of our common stock. Our business, financial condition, results of operations and prospectus may have changed since that date.

Whenever we refer to “Sequenom,” “we,” “our” or “us” in this prospectus, we mean Sequenom, Inc., unless the context indicates otherwise.

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PROSPECTUS SUMMARY

This prospectus contains forward-looking statements which involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors appearing under “Risk Factors” and elsewhere in this prospectus. The following summary does not contain all the information that may be important to you. You should read the entire prospectus, including the financial statements and other information incorporated by reference in this prospectus before making an investment decision.

Sequenom, Inc

We are a genetics company committed to providing the best genetic analysis products and services that translate genomic science into superior solutions for non-invasive prenatal testing, biomedical research, molecular medicine and agricultural markets. Our proprietary MassARRAY® system, comprised of hardware, software applications, and consumable chips and reagents, is a high performance nucleic acid analysis platform that efficiently and precisely measures genetic target material and variations therein. The system is able to deliver reliable and specific data from complex biological samples and from genetic target material that is only available in trace amounts. The Company has exclusively licensed intellectual property rights for the development and commercialization of non-invasive prenatal genetic tests for use with the MassARRAY system and other platforms. Our research and development efforts are committed to producing new and improved applications for our MassARRAY system that will deliver greater system versatility and also reduce the cost per data point generated. Our research and development efforts are also directed to the development of diagnostic tests, particularly non-invasive prenatal diagnostics, for use on the MassARRAY system and potentially other platforms.

We were incorporated in 1994 under the laws of the State of Delaware. Our principal executive offices are located at 3595 John Hopkins Court, San Diego, CA, 92121. Our telephone number is (858) 202-9000, and our website is http://www.sequenom.com. Information contained in our website is not incorporated by reference into and does not constitute part of this prospectus. SEQUENOM®, SpectroCHIP®, and MassARRAY® are registered trademarks and iPLEX™ is a trademark of SEQUENOM, Inc. This prospectus also includes trademarks and trade names owned by other parties, and these trademarks and trade names are the property of their respective owners. Use or display by us of other parties’ trademarks, trade names or products in this prospectus is not intended to and does not imply a relationship with, or endorsement or sponsorship of, us by the trademark or trade names owners.

The Offering

Common stock to be offered by the selling stockholders	32,866,663 shares

Common stock outstanding as of June 7, 2006	33,416,576 shares

Use of proceeds	We will not receive any proceeds from the sale of the shares of common stock covered by this prospectus

Nasdaq Global Market symbol	SQNM

RISK FACTORS

Investment in our common stock involves risks. Prior to making a decision about investing in our common stock, you should carefully consider the specific risks discussed in the section entitled “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2005, as filed with the Securities and Exchange Commission (the “SEC”) on March 31, 2006, which is incorporated herein by reference in its entirety, as well as any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including those described in our Quarterly Report on form 10-Q for the fiscal quarter ended March 31, 2006, as filed with the SEC on May 15, 2006. The risks and uncertainties described in our SEC filings are not the only ones facing us. Additional risks and uncertainties not presently known to us, or that we currently see as immaterial, may also harm our business. If any of the risks or uncertainties described in our SEC filings or any such additional risks and uncertainties actually occur, our business, results of operations, financial condition or cash flows could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.

FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are based on our management’s beliefs and assumptions and on information currently available to our management. Forward-looking statements include information concerning our possible or assumed future results of operations, business strategies, financing plans, competitive position, industry environment, potential growth opportunities, the effects of future regulation and the effects of competition. Forward-looking statements include all statements that are not historical facts and can be identified by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would” or similar expressions.

Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. We discuss these risks in greater detail under the heading “Risk Factors” in our SEC filings. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our management’s beliefs and assumptions only as of the date of this prospectus. You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement, of which this prospectus is a part, completely and with the understanding that our actual future results may be materially different from what we expect.

Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

USE OF PROCEEDS

We will not receive any proceeds from the sale of shares of our common stock by the selling stockholders. The proceeds from the sale of the common stock offered pursuant to this prospectus, including from the sale of the shares of our common stock issued upon exercise of the warrants, are solely for the accounts of the selling stockholders.

The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, all registration and filing fees and fees and expenses of our counsel and our accountants, and reasonable fees and expenses of counsel to the selling stockholders not to exceed an aggregate of $25,000 per registration.

A portion of the shares covered by this prospectus are issuable upon exercise of warrants to purchase our common stock. Upon any exercise for cash of the warrants, the selling stockholders will pay us the exercise price of the warrants. The cash exercise price of the warrants is $2.10 per share of our common stock for all warrants other than the warrant to purchase 866,666 shares of our common stock issued to Oppenheimer & Co. Inc., which has an exercise price of $2.52 per share. The warrants are also exercisable on a cashless basis. We will not receive any cash payment from the selling stockholders upon any exercise of the warrants on a cashless basis.

SELLING STOCKHOLDERS

We are registering for resale shares of our common stock that have been sold to the selling stockholders identified below or that may be issued upon exercise of the warrants that have been issued to the selling stockholders identified below. Pursuant to a securities purchase agreement dated as of March 30, 2006 among us and the selling stockholders (the “Purchase Agreement”), we issued and sold, for an aggregate purchase price of $33.0 million:

•	an aggregate of 19,999,998 shares of our common stock; and

•	warrants to purchase an aggregate of 11,999,999 shares of our common stock at an exercise price of $2.10 per share, which warrants became exercisable on the date of issuance and expire 7 years from the date of issuance.

In addition, we issued to Oppenheimer & Co. Inc. (“Oppenheimer”), the placement agent in our private placement, a warrant to purchase 866,666 shares of our common stock at an exercise price of $2.52 per share, which warrant became exercisable on the date of issuance and expire 5 years from the date of issuance. This warrant was issued pursuant to a placement agent agreement dated as of October 11, 2005, as amended, between us and Oppenheimer. We agreed to include the shares underlying the warrants issued to Oppenheimer in this prospectus. Oppenheimer was also paid $1,980,000 as a fee for its services to us in connection with the private placement. Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholders, we are referring to the shares of common stock and the warrant shares issued to the selling stockholders under the Purchase Agreement and the shares of common stock issuable upon exercise of the warrant issued to Oppenheimer, and when we refer to the selling stockholders in this prospectus, we are referring to the purchasers under the Purchase Agreement as well as Oppenheimer.

Pursuant to the terms of the warrants, if certain changes occur to our capitalization, such as a stock split or stock dividend of the common stock, then the exercise price and number of shares issuable upon exercise of the warrants will be adjusted appropriately. Pursuant to the terms of the warrants issued under the Purchase Agreement, in the event that we issue additional shares of our common stock in certain non-exempt transactions for a price less than the exercise price per share under such warrants, then the exercise price will be adjusted downward based on a broad-based weighted average formula provided in the warrants. The warrant held by LB I Group Inc. contains a provision limiting the number of shares of common stock that may be acquired upon the exercise of such warrants such that the total number of shares of our common stock beneficially owned by the holder of the warrant, together with such holder’s affiliates, does not exceed 9.99% of the total number of shares of common stock outstanding. This restriction may be waived by the holder of the warrant upon not less than 61 days’ notice to us.

We are registering the above-referenced shares of our common stock to permit each of the selling stockholders and their donees, pledgees, transferees or other successors-in-interest that receive their shares after the date of this prospectus to resell or otherwise dispose of the shares, or the interests therein, in the manner contemplated under the “Plan of Distribution.”

The table below presents information regarding the selling stockholders and the shares of our common stock that they may offer and sell from time to time under this prospectus. The shares of common stock covered, as to their resale, under this prospectus include shares of common stock sold under the Purchase Agreement and shares of common stock that are issuable upon exercise of warrants issued to the selling stockholders. Other than in connection with the Purchase Agreement, and in the case of Oppenheimer, in connection with its services to us as placement agent in the private placement, none of the selling stockholders within the past three years has had any material relationship with us or any of our affiliates.

This table is prepared based in part on information supplied to us by the selling stockholders identified below as of June 7, 2006. The number of shares in the column “Number of Shares Being Offered” represents all of the shares that a selling stockholder may offer under this prospectus, and assumes the exercise of all the warrants for common stock held by the selling stockholders. In addition, the table assumes that the selling stockholders sell all of such shares. However, because the selling stockholders may sell all or some of their shares under this prospectus from time to time, or in another permitted manner, we cannot assure you as to the actual number of shares that will be sold by the selling stockholders or that will be held by the selling stockholders after completion of the sales. We do not know how long the selling stockholders will hold the shares before selling them. Information concerning the selling stockholders may change from time to time and changed information will be presented in a supplement to this prospectus if and when necessary and required. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act.

	Shares Beneficially Owned Prior to Offering (1)		Number of Shares Being Offered (2)	Shares Beneficially Owned After Offering (1)
Selling Stockholders	Number	Percent		Number	Percent
ComVest Investment Partners II LLC (3)	10,181,817	27.3%	10,181,817	—	*	%
LB I Group Inc. (4)	7,272,726	20.1%	7,272,726	—	*	%
Pequot Private Equity Fund IV, L.P. (5)	10,666,666	28.5%	10,666,666	—	*	%
Siemens Venture Capital GmbH (6)	3,878,788	11.1%	3,878,788	—	*	%
Oppenheimer & Co. Inc. (7)	866,666	2.5%	866,666	—	*	%

*	Less than 1%

(1)	Shares beneficially owned include shares of common stock and shares of common stock issuable upon exercise of warrants. Percentages are based on 33,416,576 shares of our common stock that were outstanding on June 7, 2006. In calculating the percentage for each selling stockholder, the shares of common stock issuable upon exercise of the warrants are treated as shares outstanding for that selling stockholder but are not treated as outstanding for any other person.

(2)	Number of shares being offered includes an aggregate of a maximum of 12,866,665 shares of common stock issuable upon exercise of warrants (assuming no cashless exercise).

(3)	Number of shares being offered includes 3,818,181 shares of common stock issuable upon exercise of warrants received pursuant to the Purchase Agreement (assuming no cashless exercise). ComVest Investment Partners II LLC, a Delaware limited liability company (“ComVest”) is a private investment company. The managing member of ComVest is ComVest II Partners LLC, a Delaware limited liability company (“ComVest II Partners”), the managing member of which is ComVest Group Holdings, LLC, a Delaware limited liability company (“CGH”). Michael Falk (“Falk”) is the Chairman and principal member of CGH. Robert Priddy (“Priddy”) is a member of ComVest II Partners. Falk and Priddy, by virtue of their status as managing members of ComVest II Partners (the managing member of ComVest) and as the principal members of ComVest and ComVest II Partners, may be deemed to have indirect beneficial ownership of the shares of common stock beneficially owned by ComVest. However, Falk and Priddy disclaim any beneficial ownership of such shares. Larry Lenig, an employee of ComVest, is one of our directors. Number of shares being offered does not include the beneficial interest, if any, in 40,000 shares of common stock underlying options granted to Mr. Lenig.

(4)	Number of shares being offered includes 2,727,272 shares of common stock issuable upon exercise of warrants received pursuant to the Purchase Agreement (assuming no cashless exercise). LB I Group Inc. is a wholly owned subsidiary of Lehman Brothers Inc., a registered broker-dealer. Lehman Brothers Inc. is a wholly owned subsidiary of Lehman Brothers Holdings Inc., a public reporting company. LB I Group Inc. has represented to us that it has acquired the warrants and the shares being registered hereunder in the ordinary course of business and at the time of acquisition of such warrants and shares, had no agreements or understandings, directly or indirectly, with any other person to distribute such warrants or shares.

(5)

Number of shares being offered includes 4,000,000 shares of common stock issuable upon exercise of warrants received pursuant to the Purchase Agreement (assuming no cashless exercise). Pequot Capital Management, Inc. (“PCMI”) is an investment adviser registered under Section 203 of the Investment

Advisers Act of 1940, is the investment adviser/manager of Pequot Private Equity Fund IV, L.P. and exercises sole voting and dispositive power over all securities held by Pequot Private Equity Fund IV, L.P. Mr. Arthur J. Samberg is the executive officer, director and the controlling shareholder of PCMI. Pequot Private Equity Fund IV, L.P. and Mr. Samberg disclaim beneficial ownership of the shares, except to the extent of their pecuniary interest therein. PCMI has an affiliated limited purpose broker-dealer, registered under the Securities Exchange Act of 1934, as amended. Pequot Private Equity Fund IV, L.P., has represented to us that it has acquired the warrants and the shares being registered hereunder in the ordinary course of business and at the time of acquisition of such warrants and shares, had no agreements or understandings, directly or indirectly, with any other person to distribute such warrants or shares. Patrick G. Enright, an employee of PCMI, is one of our directors and disclaims beneficial ownership of the shares, except to the extent of his pecuniary interest therein, if any. Number of shares being offered does not include the beneficial interest, if any, in 40,000 shares of common stock underlying options granted to Mr. Enright.

(6)	Number of shares being offered includes 1,454,546 shares of common stock issuable upon exercise of warrants received pursuant to the Purchase Agreement (assuming no cashless exercise). Siemens Venture Capital GmbH, a company with limited liability organized under the laws of the Federal Republic of Germany, is a wholly owned subsidiary of Siemens Aktiengesellschaft, a public reporting stock corporation organized under the laws of the Federal Republic of Germany. Siemens Venture Capital GmbH has represented to us that it has acquired the warrants and the shares being registered hereunder in the ordinary course of business and at the time of acquisition of such warrants and shares, had no agreements or understandings, directly or indirectly, with any other person to distribute such warrants or shares.

(7)	Number of shares being offered consists of 866,666 shares of common stock issuable upon exercise of a warrant (assuming no cashless exercise) issued to Oppenheimer as the placement agent in connection with the closing under the Purchase Agreement. Oppenheimer is a broker-dealer. Mr. Albert Lowenthal exercises voting and investment authority with respect to the shares of common stock beneficially owned by Oppenheimer, but he disclaims beneficial ownership of such shares, except to the extent of any pecuniary interest therein.

PLAN OF DISTRIBUTION

The selling stockholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, automated interdealer quotation system, market or trading facility on which the shares are traded, in the over-the-counter market, or in private transactions. These dispositions may be at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices, at varying prices determined at the time of sale or at prices otherwise negotiated. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholders may sell the securities using one or more, or a combination of the following methods:

•	on The Nasdaq Global Market (or any other exchange or automated quotation system on which the shares may be listed);

•	on the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker or dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	through the distribution of the common stock by any selling stockholders to its partners, members or stockholders;

•	through one or more underwritten offerings on a firm commitment or best efforts basis;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

In addition, any shares that qualify for sale pursuant to Rule 144 promulgated under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under a supplement to this prospectus under Rule 424(b) or under any applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors-in-interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus. To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

In connection with distributions of the shares of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which institutions may, in turn, engage in short sales of shares of our common stock in the course of hedging the positions they assume with the selling stockholders. The selling stockholders may also sell the shares of our common stock short and redeliver these shares to close out the selling stockholders’ short positions provided the selling stockholders have met their prospectus delivery obligations at the time of the short sale. The selling stockholders may also loan or pledge shares of our common stock to broker-dealers that may in turn sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of our common stock offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the shares of common stock offered by them will be the purchase price of the shares less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The selling stockholders may engage brokers and dealers, and any brokers or dealers may arrange for other brokers or dealers to participate in effecting sales of the securities. These brokers, dealers or underwriters may act as principals, or as an agent of a selling securityholder. Broker-dealers may agree with a selling stockholder to sell a specified number of the securities at a stipulated price per security. If the broker-dealer is unable to sell securities acting as agent for a selling stockholder, it may purchase as principal any unsold securities at the stipulated price. Broker-dealers who acquire securities as principals may thereafter resell the securities from time to time in transactions in any stock exchange or automated interdealer quotation system on which the securities are then listed, at prices and on terms then prevailing at the time of sale, at prices related to the then-current market price or in negotiated transactions. Broker-dealers may use block transactions and sales to and through broker-dealers, including transactions of the nature described above.

To the extent required under the Securities Act, the aggregate amount of selling stockholders’ securities being offered and the terms of the offering, the names of any agents, brokers, dealers or underwriters and any applicable commission with respect to a particular offer will be set forth in an accompanying prospectus supplement or a post-effective amendment to the registration statement that includes this prospectus. Any underwriters, dealers, brokers or agents participating in the distribution of the securities may receive compensation in the form of underwriting discounts, concessions, commissions or fees from a selling stockholder and/or purchasers of selling stockholders’ securities of securities, for whom they may act (which compensation as to a particular broker-dealer might be in excess of customary commissions).

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the shares of common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. To our knowledge and based upon information we received from the selling stockholders, each selling stockholder that is affiliated with a broker-dealer acquired the warrants and shares of common stock being registered hereunder in the ordinary course of business, and, at the time such selling stockholder acquired the warrants and shares of common stock being registered hereunder, such selling stockholder did not have any agreement or understanding, directly or indirectly, with any person to distribute such warrants or shares of common stock. To our knowledge, none of the selling stockholders received any securities as underwriting compensation, except for the warrant to purchase an aggregate of 866,666 shares of our common stock issued to Oppenheimer & Co. Inc. as compensation for acting as the placement agent in connection with the issuance of our common stock.

We will bear substantially all of the costs, expenses and fees in connection with the registration of the shares of common stock, other than any commissions, discounts or other fees payable to broker-dealers in connection with any sale of shares, which will be borne by the selling stockholder selling such shares of common stock. We have agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

In order to comply with the securities laws of some states, if applicable, the shares of common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of our common stock in the market and to the activities of the selling stockholders and their affiliates. These rules may limit the timing of purchases and sales of the shares by such selling stockholders.

We will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act.

We have agreed with each selling stockholder to keep the registration statement of which this prospectus constitutes a part effective with respect to its shares of our common stock until the earlier of (1) the second anniversary of the date the registration statement becomes effective, (2) the date on which all shares purchased from us, or issuable upon exercise of warrants acquired from us, by such selling stockholders are sold pursuant to any registration statement filed by us with the SEC or pursuant to Rule 144 or any other exemption of the Securities Act, or (3) the date on which all such shares purchased from us, or issuable upon exercise of warrants acquired from us, by such selling stockholders may be sold in open market transactions pursuant to Rule 144(k) promulgated thereunder (or any successor thereto).

LEGAL MATTERS

The validity of the securities being offered hereby will be passed upon by Cooley Godward LLP, San Diego, California.

EXPERTS

Ernst & Young LLP, our independent registered public accounting firm, has audited our consolidated financial statements and schedule included in our Annual Report on Form 10-K for the year ended December 31, 2005 and management’s assessment of the effectiveness of our internal control over financial reporting as of December 31, 2005, as set forth in their reports, which are incorporated by reference in this registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and we file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement under the Securities Act with respect to the common stock offered for resale hereby. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits which are part of the registration statement. For further information with respect to us and the common stock offered for resale by this prospectus, we refer you to the registration statement and the exhibits filed as part of the registration statement. You may inspect and copy such material at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the operation of the public reference facilities. You also can find our SEC filings at the SEC’s website at www.sec.gov. We maintain a website at www.sequenom.com.

The SEC allows us to incorporate by reference the information we file with the SEC, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus and information that we file later with the SEC will automatically update and supersede this information. This prospectus incorporates by reference the documents listed below and any filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of the effectiveness of the registration statement:

(i)	Our annual report on Form 10-K for the year ended December 31, 2005, including all material incorporated by reference therein;

(ii)	Our quarterly report on Form 10-Q for the quarter ended March 31, 2006, including all material incorporated by reference therein;

(iii)	Our Current Reports on Form 8-K filed on January 23, 2006, March 21, 2006, March 28, 2006, April 3, 2006, April 10, 2006, April 27, 2006, May 26, 2006, June 6, 2006 and June 28, 2006;

(iv)	Our Definitive Proxy Statement on Schedule 14A for our 2006 annual meeting of stockholders filed on April 24, 2006; and

(v)	The description of our common stock contained in our Registration Statement on Form 8-A filed on January 25, 2000.

You may access our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Proxy Statement, and amendments to those documents filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at the SEC’s website or our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The reference to our website does not constitute incorporation by reference of the information contained in our website. We do not consider information contained on, or that can be accessed through, our website to be part of this prospectus or the related registration statement.

You may obtain a copy of all of the documents that have been incorporated by reference in this prospectus without charge by requesting them from us by telephone or in writing at the following address: Investor Relations, Sequenom, Inc., 3595 Johns Hopkins Court, San Diego, California 92121 or by telephone at (858) 202-9000.